                            SECURITYHOLDERS AGREEMENT




                           DATED AS OF OCTOBER 2, 2000


                                      among



                               BD RECAPITALIZATION
                                  HOLDINGS LLC,



                          PETCO ANIMAL SUPPLIES, INC.



                                       and



                             CERTAIN SECURITYHOLDERS
                         OF PETCO ANIMAL SUPPLIES, INC.

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                                                 TABLE OF CONTENTS



                                                                                                               Page
ARTICLE I.  ......................................................................................................2

RESTRICTIONS ON TRANSFER..........................................................................................2
                   1.1     GENERAL RESTRICTIONS ON TRANSFER.......................................................2
                   1.2     COMPLIANCE WITH SECURITIES LAWS........................................................2
                   1.3     AGREEMENT TO BE BOUND..................................................................3
                   1.4     COOPERATION............................................................................3
                   1.5     IMPROPER TRANSFER......................................................................3
                   1.6     INVOLUNTARY TRANSFER...................................................................4
                   1.7     FIRST OPTION...........................................................................4
                           1.7.1    NO WAIVER.....................................................................5
                           1.7.2    EXEMPT TRANSFERS..............................................................5
                   1.8     CALL OPTION............................................................................6
                   1.9     STOCK SUBSCRIPTION RIGHTS..............................................................8
                           1.9.1    RIGHT TO PURCHASE NEW SECURITIES..............................................8
                           1.9.2    NEW SECURITIES................................................................9
                           1.9.3    REQUIRED NOTICES..............................................................9
                           1.9.4    COMPANY'S RIGHT TO SELL.......................................................9
                           1.9.5    ASSIGNMENT...................................................................10
                   1.10    TAX TREATMENT.........................................................................10

ARTICLE II.  DRAG-ALONG SALES....................................................................................10
                   2.1     RIGHT OF PURCHASER PARTIES TO REQUIRE SALE............................................10
                   2.2     DRAG-ALONG NOTICE.....................................................................11
                   2.3     DELIVERY OF CERTIFICATES..............................................................11
                   2.4     CONSIDERATION.........................................................................11
                   2.5     COOPERATION...........................................................................11

ARTICLE III.  ...................................................................................................11
                   3.1     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................11
                           3.1.1    ORGANIZATION.................................................................12
                           3.1.2    AUTHORITY....................................................................12
                           3.1.3    BINDING OBLIGATION...........................................................12
                           3.1.4    NO CONFLICT..................................................................12
                   3.2     REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS.................................12
                           3.2.1    ORGANIZATION.................................................................12
                           3.2.2    AUTHORITY....................................................................12
                           3.2.3    BINDING OBLIGATION...........................................................12


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                           3.2.4    NO CONFLICT..................................................................13

ARTICLE IV.  TERMINATION OF AGREEMENT............................................................................13
                   4.1     TERMINATION...........................................................................13

ARTICLE V.  GENERAL..............................................................................................13
                   5.1     RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES...............................13
                   5.2     INJUNCTIVE RELIEF.....................................................................13
                   5.3     NOTICES...............................................................................13
                   5.4     LEGEND................................................................................14
                   5.5     TRANSFEREES BOUND.....................................................................15
                   5.6     AMENDMENT; WAIVER; REPRESENTATIVES....................................................15
                   5.7     ADDITIONAL DOCUMENTS; FURTHER CHANGES.................................................16
                   5.8     NO THIRD-PARTY BENEFITS...............................................................16
                   5.9     SUCCESSORS AND ASSIGNS................................................................16
                   5.10    SEVERABILITY..........................................................................16
                   5.11    INTEGRATION...........................................................................16
                   5.12    GOVERNING LAW.........................................................................17
                   5.13    ATTORNEYS' FEES.......................................................................17
                   5.14    HEADINGS..............................................................................17
                   5.15    INFORMATION FOR NOTICES...............................................................17
                   5.16    COUNTERPARTS..........................................................................17
                   5.17    CONSENT TO JURISDICTION...............................................................17
                   5.18    NO INCONSISTENT AGREEMENTS............................................................18
                   5.19    CERTAIN LIMITATIONS...................................................................18
                   5.20    INFORMATION REGARDING BENEFICIAL OWNERSHIP............................................18
                   5.21    NO TAX ADVICE.........................................................................18
                   5.22    AFTER ACQUIRED SHARES.................................................................18
                   5.23    NOTICES...............................................................................18


SCHEDULES AND EXHIBITS


                                                     ii

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                            SECURITYHOLDERS AGREEMENT

      THIS SECURITYHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of October 2, 2000, by and among PETCO Animal Supplies, Inc., a Delaware corporation (the "COMPANY"), BD Recapitalization Holdings LLC, a Delaware limited liability company (the "PURCHASER") and the individuals named in
Schedule I hereto (the "INITIAL EMPLOYEE SECURITYHOLDERS") and shall be binding upon and inure to the benefit of any individual or Person (as defined in Section 1.1) owning Shares (as defined herein) which were received in connection with the exercise of any option granted under a compensatory benefit plan of the Company, its parents, its subsidiaries or majority-owned subsidiaries of the Company's parents (such individuals, together with the Initial Employee Securityholders, the "EMPLOYEE SECURITYHOLDERS" and each individually, an "EMPLOYEE SECURITYHOLDER"). Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 1.1) who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "SECURITYHOLDER".

                                    RECITALS

      Prior to the execution of this Agreement, the Company and BD Recapitalization Corp., a subsidiary of the Purchaser ("MERGERSUB"), entered into an Agreement and Plan of Merger, dated as of May 17, 2000, as amended (the "MERGER AGREEMENT"), providing for the merger (the "Merger") of MergerSub with and into the Company, with the Company as the surviving corporation.

      Following the consummation of the transactions contemplated by the Merger Agreement, the Purchaser will own shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") and the Initial Employee Securityholders will own options ("EMPLOYEE OPTIONS") to purchase shares of Common Stock. Shares of Common Stock (whether issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security) and Employee Options are collectively referred to as the "SHARES".

      The Company and each of the Securityholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter, including all shares of Common Stock issuable upon the exercise of warrants, options or other rights to acquire shares of Common Stock, or upon the conversion or exchange of any security).

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE I.
                            RESTRICTIONS ON TRANSFER

      1.1 GENERAL RESTRICTIONS ON TRANSFER. Each Securityholder agrees that, except as required in connection with obtaining the Financing (as defined in the Merger Agreement), or any replacement thereof, and excluding any Transfer (as defined below) by any Purchaser Party (as defined below) to any other Purchaser Party or to its equity participants, such Securityholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (whether for or without consideration, whether voluntarily or involuntarily or by operation of law) (any such event, a "TRANSFER") any Shares now or hereafter at any time owned by such Securityholder (or any interest therein) to another individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof (a "Person") ("TRANSFEREE"), other than in accordance with all applicable provisions of this Agreement. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void ab initio and of no effect. Each Employee Securityholder represents and warrants to the Purchaser and the Company that the Shares owned by such Employee Securityholder were acquired by such Employee Securityholder for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on the part of such Employee Securityholder to offer to sell, exchange or otherwise dispose of the Shares owned by such Employee Securityholder in violation of any of the requirements of the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission or any other agency at the time administering the Securities Act (as defined herein) thereunder, all as the same shall be in effect from time to time (the "SECURITIES ACT"), or any comparable state or foreign securities laws. Purchaser and its members and affiliates and their limited partners, general partners, principals, stockholders and affiliates, and any of their Transferees, are sometimes referred to in this Agreement, collectively, as the "PURCHASER PARTIES" and, individually, as a "PURCHASER PARTY." The Employee Securityholders and their respective spouses, any direct or adopted lineal descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing, and any of their Transferees, are sometimes referred to in this Agreement, collectively, as the "EMPLOYEE PARTIES" and, individually, as an "EMPLOYEE PARTY."

      1.2 COMPLIANCE WITH SECURITIES LAWS. No Securityholder shall Transfer any Shares, and the Company shall not transfer on its books any Shares, unless
(a) the Transfer is pursuant to an effective registration statement under the Securities Act and is in compliance with any applicable state securities or Blue Sky laws or (b) such Securityholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the

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Securities Act; PROVIDED, HOWEVER, that any Transfer by a Securityholder which is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution or which is permitted hereunder pursuant to the provisions of Section 1.7.2(a) shall be expressly permitted and no opinions of counsel shall be required in connection therewith and PROVIDED, FURTHER, that any Transfer by any Purchaser Party to any other Purchaser Party or to its equity participants shall be expressly permitted and no opinions of counsel shall be required in connection therewith. As used in this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL," (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.3 AGREEMENT TO BE BOUND. No Transfer, including, without limitation, by means of an Involuntary Transfer, of Shares by a Securityholder shall be effective (and the Company shall not transfer on its books any Shares) unless
(i) the certificates representing such Shares, as the case may be, issued to the Transferee shall bear the legend provided in Section 5.4, if required by such Section 5.4, and (ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares.

      1.4 COOPERATION. (a) The Company will provide reasonable assistance to any Employee Party or any Purchaser Party seeking to sell its Shares in accordance with the terms of the Agreement, PROVIDED, HOWEVER, that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in a form reasonably satisfactory to the Company. Except as otherwise provided herein, any reasonable out-of-pocket costs to the Company of providing such assistance shall be paid pro rata by each Securityholder seeking to sell its Shares. The Company will also cooperate with any Employee Party or any Purchaser Party in having all stop transfer instructions or notations and restrictive legends lifted in connection with the sale (other than to an affiliate of the Company) of Shares pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any other similar regulation hereinafter adopted by the Commission ("RULE 144"); PROVIDED, HOWEVER, that in such a case the selling Securityholder shall be required to provide the Company with the opinion provided for in Section 1.2(b) hereof.

      1.5 IMPROPER TRANSFER. Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

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      1.6    INVOLUNTARY TRANSFER. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Securityholder (an "INVOLUNTARY TRANSFER"), such Securityholder (or his legal representatives) shall promptly (but in no event later than two (2) Business Days (as defined in the Merger Agreement) after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

      1.7 FIRST OPTION. Except for (i) Drag-Along 100% Sales or Drag-Along 50% Sales made in accordance with Article II or (ii) sales upon exercise of a Call Option pursuant to Section 1.8, no Employee Party shall Transfer any Shares except as specifically permitted by this Section 1.7. If at any time any Employee Party desires to Transfer all or any part of the Shares held by such Person (an "EMPLOYEE SELLING PARTY") (other than in accordance with Section 1.7.2) such Employee Selling Party shall obtain an irrevocable and unconditional bona fide arm's length written offer (the "BONA FIDE OFFER") for the purchase of such Shares for cash, cash equivalents, or a debt instrument with commercially reasonable terms from a third party unaffiliated with such Employee Selling Party (an "OUTSIDE PARTY"), following which the Employee Selling Party shall provide written notice (the "SALE NOTICE") to each of (i) Purchaser (together with its assigns, the "PURCHASER BUYER") and (ii) the Company (each of Purchaser Buyer and the Company a "POTENTIAL BUYER") setting forth such desire to Transfer such Shares, which Sale Notice shall be accompanied by a photocopy or other facsimile of the Bona Fide Offer and shall set forth the name and address of the Outside Party and the price and terms of such Bona Fide Offer. Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (which option (the "PURCHASE OPTION"), in the case of Purchaser only, shall be freely assignable at Purchaser's sole discretion) to purchase all or any portion of such Shares specified in the Sale Notice, on the same terms and conditions, including but not limited to the offer price for the Shares as set forth in the Bona Fide Offer. Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the "ACCEPTANCE NOTICE") to such Employee Selling Party of its desire to exercise such Purchase Option. If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty
(30) day period, the priority as among the Potential Buyers to match the Bona Fide Offer and purchase such Shares shall be, to the extent such Potential Buyers have delivered Acceptance Notices, FIRST, the Purchaser Buyer and, SECOND, the Company.

             If a Potential Buyer or Potential Buyers, as applicable, elects to purchase, all or any portion of the Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the "CHOSEN BUYER(S)") shall be determined in accordance with the priorities set forth, if applicable, above and such Chosen Buyer(s) shall be obligated to purchase, and such Employee Selling Party shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice. The closing of the purchase by the Chosen Buyer(s) shall be held on a Business Day within ninety days (90) days after the giving of the relevant Acceptance Notice, at the principal offices of the Chosen

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Buyer(s), or at such other time and place as may be mutually agreed to by the
Chosen Buyer(s) and the Employee Selling Party. "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York.

             If Acceptance Notice(s) are not delivered within the periods specified above by one or more Potential Buyer(s), as applicable, with respect to all of the Shares included in the Sale Notice, the Selling Party shall, upon compliance with the provisions of Section 1.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the Sale Notice and not included in an Acceptance Notice to the Outside Party but only at the price and upon terms and conditions no less favorable to the Selling Party than those contained in the Sale Notice (PROVIDED that the purchase price must be payable solely in cash, cash equivalents or, to the extent and in accordance with the terms set forth in the Sale Notice, a debt instrument with commercially reasonable terms) and only if such sale occurs on a date within ninety (90) days of the date of the Sale Notice; PROVIDED, HOWEVER, that in the event the Selling Party has not so Transferred all such Shares to the Outside Party within such ninety-day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

             1.7.1 NO WAIVER. Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 1.7 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

             1.7.2 EXEMPT TRANSFERS. The provisions of this Section 1.7 shall not apply and the Transfer shall be permitted:

                   (a) to any Transfer of Shares by any Employee Securityholder to the spouse of any of them, any direct or adopted lineal descendant or ancestor of either of them or any trust solely for the benefit of any or all of the foregoing, PROVIDED that each of the following conditions shall be satisfied:

                        (i) after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by the transferor Employee Securityholder (unless such Transfer occurs by reason of the death of such Employee Securityholder); and

                        (ii) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement as if it were the transferor Employee Securityholder;

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                  (b) to any distribution of Shares by the Purchaser or any
      other Purchaser Party to its respective equity participants in accordance with the terms of any applicable limited partnership agreement, operating agreement or other governing agreement or instrument;

                  (c) to any sale of Shares by an Employee Party (as defined below) to the public pursuant to an effective registration statement under the Securities Act.

      1.8 CALL OPTION. The Employee Securityholders each agree for themselves and all Employee Parties who subsequently acquire or hold Shares that the Company and the Purchaser Buyer will have a call option (the "CALL OPTION") on all Shares held by any Employee Securityholder or Employee Party, including all Shares issuable upon exercise of any options to acquire Shares from the Company, (the "CALLABLE SECURITIES") upon the termination of such Employee Securityholder's employment with the Company for any reason (each, a "CALL EVENT"); provided, that the Company may provide that the Company and the Purchaser Buyer may exercise the Call Option through the purchase of the Employee Securityholder's options to acquire Shares from the Company and, if by the Purchaser Buyer, such option shall be exercisable by the Purchaser Buyer in accordance with its terms for the exercise price thereof. The Call Option will expire as to 20% of the Shares owned, or Shares issuable upon exercise of any option to acquire Shares from the Company owned, by each such Person upon each anniversary of the later of (a) the date hereof or, (b) the date such Employee Securityholder first acquires such Shares or was granted such option (each, the "GRANT DATE"), and on each anniversary of such Grant Date through the fifth anniversary of such Grant Date. Upon the occurrence of a Call Event, the Company and the Purchaser Buyer may exercise the Call Option by written notice (an "OPTION NOTICE") delivered to the Employee Securityholder (or, if different, the then current holder of the Shares) within 90 days after such Call Event, of its election to purchase and, upon the giving of such notice the Chosen Buyer will be obligated to purchase and the Employee Securityholder (or, if different, the then current holder of the Shares) ("SELLER") will be obligated to sell all or any lesser portion indicated in the Option Notice of the Callable Securities owned at the time of the Call Event by the Seller. The consideration for the Callable Securities referred to in the preceding sentence shall be the Employee Stockholder's Cost of such Callable Securities, plus 10 per cent for each full calendar year from the applicable Grant Date, provided, however, that in respect of options granted after the date hereof, if the Employee Stockholder's cost is zero, the consideration shall be an amount equal to ten (10) percent of the per share exercise price of such option for each full calendar year from the applicable Grant Date. For purposes of determining the Chosen Buyer (which term shall have the same meaning as set forth in Section 1.7 in the context of a Call Option), the priority as among the Company and the Purchaser Buyer to purchase the Callable Securities shall be, FIRST, the Purchaser Buyer and, SECOND, the Company.

      In the event the Company or any Purchaser Buyer elects not to participate in the purchase of Callable Securities pursuant to the Call Option, the same procedures as to allocation as are set forth in Section 1.7 in respect of the First Option will govern. The closing for all purchases and

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sales of Callable Securities pursuant to this Section 1.8 will be at the principal executive offices of the Company on the 60th day after the giving of the Option Notice. The applicable purchase price for the Callable Securities will be paid in cash or by cashier's check. The Seller will cause the Callable Securities to be delivered to the Chosen Buyer at the closing free and clear of all liens, charges or encumbrances of any kind except those which shall continue to apply to such Shares by the terms of this Agreement. Such Seller will take all such actions as the Chosen Buyer reasonably requests to vest in the Chosen Buyer title to the Callable Securities free of any lien, charge or encumbrance incurred by or through the Seller.

      Notwithstanding any other section of this Agreement, in the event a Employee Securityholder's employment with the Company is terminated other than through the Securityholder's Retirement from the Company, all of the Securityholder's vested options to acquire Shares from the Company may be exercisable for three months following such termination and the exercise price may be paid at the Securityholder's election (i) by cash or cashiers check, or
(ii) by surrender of Shares or options to acquire Shares from the Company ("NET ISSUANCE") as determined below. If the Securityholder elects the Net Issuance method, the Company will issue Shares in accordance with the following formula:

             X = Y(A-B)
                 ------
                   A

Where:       X =  the number of Shares to be issued to the Securityholder

             Y = the number of Shares requested to be exercised under this Agreement

             A =  the Fair Market Value of one (1) Share

             B =  the Exercise Price

Notwithstanding, any other section of this Agreement, in the event a Employee Securityholder's employment with the Company is terminated through the Securityholder's Retirement from the Company, all of the Securityholder's vested options to acquire Shares from the Company may be exercised at any time and from time to time until the expiration of such vested options to acquire Shares from the Company.

      For purposes of this Section 1.8, the following terms have the following meanings:

             "EMPLOYEE STOCKHOLDER'S COST" means (x) in respect of the Common Shares, (1) $22, per share, with respect to Common Shares which are either (A) retained by the holder thereof pursuant to Section 2.2(c) of the Merger Agreement or (B) acquired pursuant to the exercise of Options (as defined in the Merger Agreement) retained by the holder thereof pursuant to Section 2.6(c) of the Merger Agreement, or (2) the consideration paid for such Common Shares, with respect to Common Shares which are otherwise acquired, (y) in respect of options to

                                       7

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purchase Common Shares outstanding on the date hereof, the excess of $22.00 over the exercise price thereof, per share, and (z) in respect of options to purchase Common Stock granted after the date hereof, the excess of the Fair Market Value of the Shares subject to such option over the net of the exercise price thereof.

             "FAIR MARKET VALUE" means, as of any date, the value of a share of the Common Stock determined as follows: (i) if the Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices; (ii) if the Common Stock is publicly traded and is then listed on a national securities exchange but is not quoted on the Nasdaq National Market, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in the Western Edition of THE WALL STREET JOURNAL, for the over-the-counter market; or (iv) if none of the foregoing is applicable, by the Board in good faith.

             "RETIREMENT" means retirement pursuant to the Company's standard retirement policy in effect from time to time but in no event prior to the age of 65, unless otherwise agreed upon by the Securityholder and the Board.

      1.9    STOCK SUBSCRIPTION RIGHTS.

             1.9.1 RIGHT TO PURCHASE NEW SECURITIES. The Company hereby grants to each Securityholder the right to purchase a pro rata portion of all New Securities (as defined in Section 1.9.2) which the Company may, from time to time, propose to sell and issue at the cash price and on the terms on which the Company proposes to sell such New Securities. An Employee Securityholder's pro rata share, for purposes of this Section 1.9, shall be equal to a fraction
(A) the numerator of which is the number of Common Shares (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) held by such Employee Securityholder on the date of the Company's written notice pursuant to Section 1.9.3 below; and (B) the denominator of which is the number of Common Shares outstanding (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) on such date. Purchaser's pro rata share, for purposes of this Section 1.9, shall be equal to a fraction (A) the numerator of which is the number of Common Shares (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) held by such Purchaser Securityholder on the date of the Company's written notice pursuant to Section 1.9.3 below; and (B) the denominator of which is the number of Common Shares outstanding (on a fully diluted basis assuming exercise of all outstanding options and warrants to acquire Common Shares on

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such a date). The right to purchase New Securities shall be subject to the following additional provisions of this Section 1.9.

             1.9.2 NEW SECURITIES. "NEW SECURITIES" shall mean any Common Stock of the Company whether now authorized or not, and rights, options or warrants to purchase Common Stock, and securities of any type whatsoever that are, or may by their terms become, convertible into or exchangeable for Common Stock which are sold by the Company for cash or indebtedness; PROVIDED, HOWEVER, that the term New Securities shall not include (i) securities issued in a Public Offering Event; (ii) Common Stock (including options to purchase Common Stock), issued to employees, consultants or directors of the Company pursuant to plans or agreements approved by the Board or any committee thereof, (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; or (iv) securities issued pursuant to the exercise of warrants, rights, options or other securities issued in connection with financing transactions to which the Company and an unaffiliated third party may be a party and which are approved by the Board and issuances of Common Stock pursuant thereto, including, without limitation, Common Stock issuable pursuant to the exercise of warrants, rights, options or other securities issued in connection with obtaining the Financing (as defined in the Merger Agreement). For the purposes of this Agreement, a "PUBLIC OFFERING EVENT" shall mean a firm commitment underwritten public offering of shares of Common Stock of the Company pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least seventy five million dollars ($75,000,000), and in connection with such offering such Common Stock is listed or admitted to trading on a national securities exchange or on the Nasdaq Stock Market.

             1.9.3 REQUIRED NOTICES. In the event the Company proposes to undertake an issuance of New Securities it shall give each Securityholder written notice, pursuant to the provisions of Section 5.23 hereof, of its intention, describing the type of New Securities, the cash price, the number of shares and the general terms upon which the Company proposes to issue the same. Each Securityholder shall have 30 days from the date of receipt of any such notice to agree to purchase any or all of such Securityholder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

             1.9.4 COMPANY'S RIGHT TO SELL. In the event the existing Securityholders fail to exercise the right of first refusal as to the New Securities offered within said thirty (30) day period, the Company shall have 60 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell all such New Securities respecting which the right to purchase provided in Section 1.9.1 was not exercised, at a price and upon the general terms not more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said 60 day period or entered into any agreement to sell all such New Securities within said 60 day period (or sold and issued all such New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Securityholders in the manner provided above.

             1.9.5 ASSIGNMENT. The rights provided in this Section 1.9 are not assignable, except that, notwithstanding any other provision of this Agreement such rights are assignable by (x) a Employee Securityholder to an Employee Party or (y) the Purchaser to a Purchaser Party, in accordance with the restrictions contained in this Agreement.

      1.10 TAX TREATMENT. The attachment of restrictions to the Shares held by the Employee Securityholders and the subsequent lapse of those restrictions (the "EXCHANGE RESTRICTIONS") is not intended to constitute a transfer of property in connection with the performance of services by the Employee Securityholders within the meaning of section 83 of the Code. Accordingly, the Company will not report compensation to the Employee Securityholders at any time with respect to the Exchange Restrictions unless required to by applicable law.


                          ARTICLE II. DRAG-ALONG SALES.

      2.1 RIGHT OF PURCHASER PARTIES TO REQUIRE SALE. Notwithstanding any other provision of this Agreement, if some or all Purchaser Parties (the "DRAG-ALONG SELLERS") receive an offer in writing from a third Person or third Persons who are not affiliates of any of the Drag-Along Sellers (a "THIRD PARTY") (x) to purchase all or substantially all of the Shares then owned by the Purchaser Parties (a "DRAG-ALONG 100% SALE"), or (y) to purchase 50% or more in the aggregate of the outstanding Common Shares or Preferred Shares of any class or series, in each case, in one or more related transactions (a "DRAG-ALONG 50% SALE"), or (z) to effect a business combination of the Company with such Third Party or the purchase or other acquisition of all or substantially all of the assets of the Company by such Third Party (an "ACQUISITION PROPOSAL"), and the Purchaser Parties desire to accept or cause the Company to accept such Acquisition Proposal, then, in any such case, upon the demand of a majority of the Drag-Along Sellers, each of the other Securityholders (a "REQUIRED SELLER") shall be required to sell to such Third Party the number of Shares specified in the applicable Drag-Along Notice (as defined below), at the same price and on the same purchase terms and conditions as the Drag-Along Sellers have agreed to with such Third Party, including, subject to Section 1.4, no greater indemnification liability on a pro rata basis than the Drag-Along Sellers have agreed to with such Third Party, or, as the case may be, vote all of the Common Shares beneficially owned by such Securityholder in favor of such Acquisition Proposal and take all other necessary or desirable actions within their control (including, without limitation, by attending meetings in person or by proxy for the purpose of obtaining a quorum and executing of written consents in lieu of meetings), to cause the approval of such Acquisition Proposal.

      2.2 DRAG-ALONG NOTICE. Prior to making any Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the "DRAG-ALONG NOTICE") not more than thirty (30) or less than fifteen
(15) days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the name and address of each member of the Drag-Along Sellers; (iii) the proposed amount and form of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; (iv) the number of Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the "DRAG-ALONG NOTICE DATE") by the Required Seller to whom the notice is sent (and in the case of a Drag-Along 100% Sale such total number of Shares held by the Required Seller shall be the number of Shares required to be sold by such Required Seller); (v) the aggregate number of Shares held of record as of the Drag-Along Notice Date by the Drag-Along Sellers; (vi) in the case of a Drag-Along 50% Sale, the pro rata number of Shares to be sold by such Required Seller, which shall be in proportion to the portion of the relevant class or series of securities being sold by the Drag-Along Sellers,
(vii) the Drag-Along Sale Date; and (viii) confirmation that the proposed Third Party has agreed to purchase the Required Sellers' Shares in accordance with the terms hereof.

      2.3 DELIVERY OF CERTIFICATES. On the date that is at least one Business Day (as defined in the Merger Agreement) before the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its Shares duly endorsed for transfer with signatures guaranteed, free and clear of any lien, claim, encumbrance, charge or security interest of any kind to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller's Shares.

      2.4 CONSIDERATION. The provisions of this Article 2 shall apply regardless of the form of consideration received in the Drag-Along Sale.

      2.5 COOPERATION. The Required Sellers shall cooperate in good faith with the Drag-Along Sellers in connection with the consummation of the Drag-Along Sale, which cooperation shall include, without limitation, with respect to all Required Sellers, by executing a document containing substantially similar representations, warranties, indemnities and agreements as requested by the Drag-Along Sellers in connection with the Drag Along Sale, but in no case shall such representations, warranties, indemnities and agreements made by the Required Sellers be more restrictive than those made by the Drag-Along Sellers in connection with such Drag-Along Sale.


                 ARTICLE III. REPRESENTATIONS AND WARRANTIES

      3.1    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Securityholders as follows:

             3.1.1 ORGANIZATION. It is a corporation duly organized and validly listing under the laws of the State of Delaware;

             3.1.2 AUTHORITY. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

             3.1.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due execution by the Securityholder seeking enforcement against the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

             3.1.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

      3.2 REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each of the Securityholders represents and warrants to each other and to the Company as follows:

             3.2.1 ORGANIZATION. If it is an entity, it is a corporation, limited partnership or other entity duly organized and validly existing under the laws of its respective state of organization;

             3.2.2 AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

             3.2.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

           3.2.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

                      ARTICLE IV. TERMINATION OF AGREEMENT

      4.1 TERMINATION. Subject to the next succeeding sentence, this Agreement shall terminate ten (10) years from the date of this Agreement (the "TERMINATION DATE"). If any rights and obligations provided in Sections 1.3, 1.4, 1.6, 1.7,
1.8 and Section 1.9, and Article II of this Agreement have not terminated earlier in accordance with the preceding sentence, such rights and obligations shall terminate on the date of a Public Offering Event.

                               ARTICLE V. GENERAL

      5.1 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

      5.2 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      5.3 NOTICES. Except as otherwise expressly provided herein, any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Securityholder at the address set forth below such Securityholder's signature on such Securityholder's Amended and Restated Stock Option Agreement (as defined below). Any party may change its address for notice by notice given to each Securityholder and the Company in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely received.

      5.4 LEGEND. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

           IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A SECURITYHOLDERS AGREEMENT DATED AS OF OCTOBER 2, 2000, AS SUCH MAY
           BE AMENDED FROM TIME TO TIME (THE "SECURITYHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL
           OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF
           COMPLIANCE WITH THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT.

To the extent the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

      5.5 TRANSFEREES BOUND. All Shares owned by a Transferee shall, subject to the terms of Section 1.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales to an affiliate of the Company or sales made prior to a Public Offering Event, pursuant to Rule 144.

      5.6 AMENDMENT; WAIVER; REPRESENTATIVES. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) Securityholders holding a majority of the Shares held by the Purchaser Parties, and (iii) Employee Securityholders holding a majority of the Shares held by the Employee Securityholders. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Securityholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this
Section 5.6, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence. For purposes of this Agreement, the parties hereto shall designate and appoint representatives (each, a "REPRESENTATIVE") as provided in this
Section 5.6. The Purchaser Parties hereby designate and appoint Purchaser (or any successor designated in writing by the Purchaser Parties holding Shares that constitute, on a fully-diluted basis, a majority in value of the Shares held by all of the Purchaser Parties) as Representative on behalf of the Purchaser Parties and the Employee Parties hereby designate and appoint Brian K. Devine (or any successor designated in writing by the Employee Parties holding Common Shares that constitute, on a fully-diluted basis, a majority in value of the Common Shares held by all of the Employee Parties) as Representative on behalf of the Employee Parties. Each Representative shall have the authority to receive any notices, settle any claims, agree to any amendments, and grant any consents or waivers on behalf of the parties that such Representative represents. The parties hereto shall be entitled to deal exclusively with the respective Representatives with respect to matters arising out of this Agreement, and the parties hereto shall be entitled to deliver any notices to the respective Representatives and rely on any action of the respective Representatives with respect to actions taken under this Agreement on behalf of the parties hereto.

      5.7 ADDITIONAL DOCUMENTS; FURTHER CHANGES. Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement. Each party hereto acknowledges and agrees to negotiate in good faith to amend this Agreement to the extent necessary to provide for customary and reasonable changes required by any third-party co-investor or other person acquiring an equity interest in the Company pursuant to the financing of the transactions contemplated by the Merger Agreement.

      5.8 NO THIRD-PARTY BENEFITS. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

      5.9 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Securityholders, and their respective successors and permitted assigns; PROVIDED, HOWEVER, (i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights or obligations of any Securityholder under this Agreement may be assigned except that (x) any Securityholder may transfer its rights and obligations hereunder, in whole or in part in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement and (y) any Purchaser Party may transfer such Purchaser Party's rights hereunder, including, without limitation, the right to nominate Purchaser Nominees pursuant to Section 1.2, in whole or in part, to any affiliate in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.

      5.10 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

      5.11 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      5.12 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

      5.13 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

      5.14 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

      5.15 INFORMATION FOR NOTICES. No Securityholder (other than a Securityholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Securityholders with its name and address and other information reasonably requested by the Company in order to establish such Securityholder's particular status under this Agreement (e.g., Purchaser Party, Employee Party, etc.).

      5.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.17 CONSENT TO JURISDICTION. Each Securityholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each Securityholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Securityholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Securityholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

      5.18 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the rights granted to the parties to this Agreement.

      5.19 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company's capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company's books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

      5.20 INFORMATION REGARDING BENEFICIAL OWNERSHIP. Each Securityholder agrees to promptly provide to the Company any information or representations that the Company may request regarding such holder's beneficial ownership of shares of any class of the Company's capital stock.

      5.21 NO TAX ADVICE. Each Employee Securityholder acknowledges that the United States federal, state, local, and other tax consequences to such stockholder of acquiring, holding, and selling or otherwise disposing of its Shares may be affected by an election by such stockholder under Section 83(b) of the Internal Revenue Code of 1986, as amended (an "83(b) ELECTION") with regard to such Shares. Each Employee Securityholder understands and acknowledges that
(i) it has not relied on the Company or Purchaser (or any of their affiliates, employees, agents or advisors) with regard to the desirability or manner of making an 83(b) Election and (ii) the Company has urged such stockholder to consult its tax advisor with regard to the desirability and manner of making an 83(b) Election. Each Employee Securityholder shall promptly provide the Company with a copy of any 83(b) Elections made by such stockholder with regard to its Shares.

      5.22 AFTER ACQUIRED SHARES. The provisions of this Agreement shall apply to any shares of capital stock of the Company acquired after the date hereof by any party hereto or by any party that agrees to be bound by the terms thereof.

      5.23 NOTICES. Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid, and otherwise to be sent by first class mail), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to the Company, to:

                  PETCO Animal Supplies, Inc.
                  9125 Rehco Road
                  San Diego, California  92121-2270
                  Attention: James M. Myers, Chief Financial Officer
                  Telephone: (858) 453-7845
                  Facsimile: (858) 657-2085



                  with a copy (which shall not constitute notice) to:

                  Latham & Watkins
                  701 B Street, Suite 2100
                  San Diego, California  92101
                  Attention: Thomas Edwards, Esq.
                  Telephone: (619) 236-1234
                  Facsimile: (619) 696-7419

                  If to any of the Purchaser Parties, to:

                  BD Recapitalization Holdings LLC
                  201 Main Street, Suite 2420
                  Fort Worth, Texas 76102

                  with a copy (which shall not constitute notice) to:

                  Leonard Green & Partners, L.P.
                  11111 Santa Monica Blvd., Suite 2000
                  Los Angeles, California  90025
                  Attention: John G. Danhakl
                  Telephone: (310) 954-0444
                  Facsimile: (310) 954-0404

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071-3144
                  Attention:  Nicholas P. Saggese, Esq.

                  Telephone: (213) 687-5000
                  Facsimile: (213) 687-5600

                  and

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention: David Leinwand, Esq.
                  Telephone: (212) 225-2000
                  Facsimile: (212) 225-3999

                  if to any of the Employee Parties, to the address and/or telephone number set forth below such Securityholder's name on the signature pages of such Securityholder's Amended and Restated Stock Option Agreement.

      5.24 AMENDED AND RESTATED STOCK OPTION AGREEMENT. Any Employee Securityholder that executes an Amended and Restated Stock Option Agreement, which agreement incorporates the terms of this Agreement, substantially in the form included in Schedule 5.24, shall be a party to this Agreement and all options to purchase Shares and all Shares issuable upon the exercise of such options shall be subject to the terms of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.


                                   PETCO ANIMAL SUPPLIES, INC.

                                   By:  /s/ JAMES M. MYERS
                                       -----------------------------------
                                       Name:  James M. Myers
                                       Title: Senior Vice President and
                                              Chief Financial Officer

                                   BD RECAPITALIZATION HOLDINGS LLC


                                   GREEN EQUITY INVESTORS III, L.P.,
                                   Managing Member

                                   By:  GEI Capital III, LLC General Partner


                                   By:   /s/ JOHN DANHAKL
                                       -------------------------------
                                       Name:  John Danhakl
                                       Title:  Manager


                                   TPG PARTNERS III, L.P.

                                   By: TPG GenPar III, L.P. Its General Partner,
                                       Managing Member

                                   By: TPG Advisors III, Inc.
                                       its General Partner


                                   By:   /s/ JAMES J. O'BRIEN
                                       -------------------------------
                                       Name:  James J. O'Brien
                                       Title: Vice President

                                   SCHEDULE I
                        INITIAL EMPLOYEE SECURITYHOLDERS